Exhibit 5.1

January 22, 2024

To:	BriaCell Therapeutics Corp. Suite 300, 235 15th Street West Vancouver, BC V7T 2X1

RE:	BriaCell Therapeutics Corp. – Registration Statement on Form S-3

Dear Sirs/Mesdames:

We have acted as Canadian legal counsel to BriaCell Therapeutics Corp., a corporation existing under the laws of the Province of British Columbia, Canada (the “Corporation”) in connection with the Form S-3 (the “Registration Statement”) of the Corporation to be filed by the Corporation with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. The Registration Statement registers the issuance and sale of up to US$200,000,000 of the Corporation’s common shares (“Common Shares”), warrants (“Warrants”), rights (“Rights”) and units, comprised of one or more other Common Shares, Warrants and Rights, in any combination (“Units” and, together with the Common Shares, Warrants and Rights, the “Securities”) that the Corporation may sell from time to time in one or more offerings on terms to be determined at the time of sale pursuant to the Registration Statement and one or more prospectus supplements to the Registration Statement.

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

Examinations

As counsel to the Corporation, we have reviewed the Registration Statement and the Prospectus.

We have considered such questions of law, have examined such corporate records of the Corporation, certificates of public officials, certificates of officers of the Corporation and other instruments, and have made such other investigations as we have considered necessary in order to give the opinions expressed below, including, without limitation, the following (collectively, the “Corporate Documents”):

(a)	a Certificate of Good Standing issued by the Registrar of Companies under the Business Corporations Act (British Columbia) dated January 18, 2023;

(b)	the certificate of incorporation, articles and notice of articles of the Corporation (the “Articles”); and

(c)	certain resolutions of the Corporation’s directors.

Assumptions and Limitations

We have assumed, without independent investigation, that at all relevant times:

(a)	(i) the genuineness of all signatures on all documents; (ii) the legal capacity and authority of all individuals; (iii) the genuineness and authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, photocopied or facsimiled copies; and (v) to the extent that such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties;

(b)	that the Articles will be in full force and effect on closing of the issuance of any Securities;

(c)	the Corporation has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Corporation’s creation, authentication, issuance, sale and/or delivery of the Securities to which the Corporation is party (any such agreement, the “Agreement”);

(d)	the Corporation has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

(e)	all necessary corporate action has been taken by the Corporation to duly authorize the execution and delivery by the Corporation of the Agreement and the performance of its obligations under the terms and conditions thereof;

(f)	all necessary corporate action has been taken by the Corporation to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

(g)	all necessary corporate action has been taken by the Corporation to duly authorize the terms of the offering of the Securities and related matters;

(h)	the Agreement (i) has been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto; (iii) is enforceable in accordance with its terms against all parties thereto; and (iv) is governed by the laws of the Province of British Columbia;

(i)	the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Corporation and any other person signing or authenticating the Securities, as applicable;

(j)	the terms of the offering of the Securities and related matters have been duly authorized by the Corporation;

(k)	the Corporation has complied, and will comply, with the Business Corporations Act (British Columbia) ;

(l)	the execution and delivery of the Agreement and the performance by the Corporation of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors (or committee thereof) or shareholders of the Corporation, any agreement or obligation of the Corporation, or applicable law;

(m)	the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Corporation’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors (or committee thereof) or shareholders of the Corporation, any agreement or obligation of the Corporation, or applicable law;

(n)	the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors (or committee thereof) or shareholders of the Corporation, any agreement or obligation of the Corporation, or applicable law;

(o)	at or prior to the time of the issuance and delivery of any Securities, the Registration Statement will have been declared effective under the Securities Act, that the Securities will have been registered under the Securities Act pursuant to the Registration Statement and that such Registration Statement will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Securities;

(p)	a prospectus supplement will have been filed with the SEC describing the Securities offered thereby;

(q)	all Securities will be issued and sold in compliance with applicable provincial, federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(r)	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Corporation are complete, true and accurate;

(s)	there is no foreign law (as to which we have made no independent investigation) that would affect the opinions expressed herein; and

(t)	no order, ruling or decision of any court or regulatory or administrative body is in effect at any material time that restricts any trades in securities of the Corporation or that affects any person or company (including the Corporation or any of its affiliates) that engages in such a trade.

With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing our opinion.

To the extent any certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification or exception.

We have also assumed without independent verification that there are no agreements, arrangements, undertakings, obligations or understandings in respect of the Securities or their issue, other than as specified in the Registration Statement and Corporate Documents.

Reliance

We are solicitors qualified to carry on the practice of law in the Province of British Columbia and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein, in each case, in effect on the date hereof.

Notwithstanding the foregoing and our opinions below, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the transactions contemplated by the Registration Statement or the Prospectus.

The opinions expressed below are given as of the date of this letter and are not prospective. We have no responsibility or obligation to (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Opinions

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	With respect to the Common Shares, when (a) the board of directors of the Corporation (the “Board”) has taken all necessary corporate action to approve the issuance of, and the terms of the offering of, such Common Shares and all matters related thereto and (b) the Common Shares have been issued and delivered either (i) in accordance with the applicable Agreement, or upon the exercise of Warrants, upon full payment of the consideration therefor provided therein, or (ii) upon conversion or exercise of any other Securities, in accordance with the terms of such Securities or the Agreement or instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the full consideration approved by the Board, then such Common Shares will be duly and validly issued, fully paid and non-assessable.

2.	With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Warrants and all matters related thereto and (b) the Warrants have been duly executed and delivered against full payment therefor, pursuant to the applicable Agreement duly authorized, executed and delivered by the Corporation and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Corporation, and such warrant agent, then the Warrants will be duly and validly issued and will constitute valid and binding obligations of the Corporation.

3.	With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Units and all matters related thereto and (b) the Units have been duly executed and delivered against full payment therefor, pursuant to the applicable Agreement duly authorized, executed and delivered by the Corporation and the certificates for the Units have been duly executed and delivered in accordance with such Agreement, then the Units will be duly and validly issued and will constitute valid and binding obligations of the Corporation.

4.	With respect to the Rights, when (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Rights and all matters related thereto and (b) the Rights have been duly executed and delivered against full payment therefor, pursuant to the applicable Agreement duly authorized, executed and delivered by the Corporation and the certificates for the Rights have been duly executed and delivered in accordance with such Agreement, then the Rights will be duly and validly issued and will constitute valid and binding obligations of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

The above opinions are rendered in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Yours truly,

/s/ Bennett Jones